EXHIBIT 99.1 - PRESS RELEASE
                          ----------------------------



For:           Standard Motor Products, Inc.

From:          Golin/Harris International
               Marlene Wechselblatt
               212-697-9191

               Standard Motor Products, Inc. Contact:
               James J. Burke, Chief Financial Officer
               718-392-0200



                  STANDARD MOTOR PRODUCTS, INC. ANNOUNCES
                  ---------------------------------------

              THIRD QUARTER 2003 EARNINGS AND A QUARTERLY DIVIDEND
              ----------------------------------------------------

New York, NY, October 30, 2003......Standard Motor Products, Inc. (NYSE:SMP), an
automotive replacement parts manufacturer and distributor, reported consolidated net sales for the third quarter of 2003, the three months ended September 30, 2003, of $214.5 million, compared to consolidated net sales of $183.6 million during the comparable quarter in 2002. Earnings from continuing operations for the third quarter of 2003 were $2.0 million or 11 cents per diluted share, compared to $9.8 million or 72 cents per diluted share, in the third quarter of 2002.

Consolidated net sales for the nine month period ended September 30, 2003 were $516.3 million, compared to consolidated net sales of $490.6 million during the comparable period in 2002. Earnings from continuing operations for the nine month period ended September 30, 2003 were $5.7 million, or 39 cents per diluted share, compared to $14.2 million, or $1.14 per diluted share, for the comparable period in 2002.

Mr. James Burke, Standard Motor Products' Chief Financial Officer, said, "The consolidated statement of operations reflects the previously announced acquisition of Dana Corporation's Engine Management Division (DEM), effective as of June 30, 2003. Net sales for the quarter ended September 30, 2003 for DEM were $58.3 million."

Commenting on the results, Mr. Lawrence Sills, Standard Motor Products' Chief Executive Officer, said, "Net sales in the third quarter, excluding the addition of DEM volume, were down $7.9 million in our Engine Management division and down $20.8 million in Temperature Control.

"For the year, Temperature Control net sales are down $34.3 million or 15.2%, the result of the loss of AutoZone's business and one of the coolest summers on record. In Engine Management, net sales excluding DEM are down 1.6% for the year. Due to the DEM acquisition, we did not implement our usual 2-3% annual price increase, and this slight decline in Engine Management's units is in line with all our forecasts."

Mr. Sills added, "We continue to make good improvements in gross margin despite the reduction in net sales and the lack of an Engine Management price increase. The third quarter gross margin, excluding DEM, improved 0.5 points and the year-to-date increased 0.4 points versus the comparable periods in the prior year."

Regarding the integration of DEM, Mr. Sills stated, "We are extremely pleased with how the integration is progressing. We are proceeding on schedule with plans to close 7 of the 9 DEM facilities in the near future. We are comfortable with our original estimates to complete the integration before the end of 2004; $30-35 million for restructuring and integration costs over this period; and $55 million in annual savings by 2005."

Finally, we have recently re-examined the provisions of our revolving credit facility. Based on a possible interpretation of the applicable accounting rules, we may be required to reclassify our credit facility from long-term to short-term debt, from 2001 forward, though the existing credit facility does not mature until 2008. The issue is not yet fully resolved and at present, we are continuing to classify those borrowings as long-term debt. In any event, we remain in compliance with all of our debt covenants, and we believe that any reclassification of our revolving credit facility to short-term debt will have no effect on our liquidity, cash flows, debt amortization, profits or other terms within any of our debt facilities.

The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on December 1, 2003 to stockholders of record on November 14, 2003.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Friday, October 31, 2003. The dial in number is 800-362-0574 and the ID number is J451. The playback number is 888-567-0675 (toll free) and the international number is 402-530-0417.























 UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE, AND DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.


                                       ###


                          STANDARD MOTOR PRODUCTS, INC.
                      Consolidated Statements of Operations


(Dollars in thousands, except per share amounts)


                                                                      THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                     SEPTEMBER 30,
                                                                      2003            2002            2003            2002
                                                                      ----            ----            ----            ----
NET SALES                                                       $    214,479    $    183,631    $    516,329    $    490,581

COST OF SALES                                                        156,191         132,680         379,682         361,560
                                                                ------------    ------------    ------------    ------------

GROSS PROFIT                                                          58,288          50,951         136,647         129,021

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                            50,072          33,859         115,563          99,441
                                                                ------------    ------------    ------------    ------------

OPERATING INCOME                                                       8,216          17,092          21,084          29,580

OTHER INCOME (EXPENSE), NET                                             (685)            969          (1,088)          1,725

INTEREST EXPENSE                                                       4,070           3,606          10,276          10,877
                                                                ------------    ------------    ------------    ------------

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES                       3,461          14,455           9,720          20,428

INCOME TAX EXPENSE                                                     1,419           4,623           3,985           6,250
                                                                ------------    ------------    ------------    ------------

EARNINGS FROM CONTINUING OPERATIONS                                    2,042           9,832           5,735          14,178

LOSS FROM DISCONTINUED OPERATION, NET OF TAX                            (591)        (16,918)         (1,372)        (18,043)
                                                                ------------    ------------    ------------    ------------

EARNINGS (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE          1,451          (7,086)          4,363          (3,865)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX                      --              --              --           (18,350)
                                                                ------------    ------------    ------------    ------------

NET EARNINGS (LOSS)                                             $      1,451    $     (7,086)   $      4,363    $    (22,215)
                                                                ============    ============    ============    ============




NET EARNING (LOSS) PER COMMON SHARE:

   BASIC EARNINGS (LOSS) FROM CONTINUING OPERATIONS             $       0.11    $       0.82    $       0.39    $       1.19
   DISCONTINUED OPERATION                                              (0.03)          (1.41)          (0.09)          (1.52)
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                               --              --              --             (1.54)
                                                                ------------    ------------    ------------    ------------
   NET EARNINGS (LOSS) PER COMMON SHARE - BASIC                 $       0.08    $      (0.59)   $       0.30    $      (1.87)
                                                                ============    ============    ============    ============


   DILUTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS           $       0.11    $       0.72    $       0.39    $       1.14
   DISCONTINUED OPERATION                                              (0.03)          (1.14)          (0.09)          (1.22)
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                               --              --              --             (1.24)
                                                                ------------    ------------    ------------    ------------
   NET EARNINGS (LOSS) PER COMMON SHARE - DILUTED               $       0.08    $      (0.42)   $       0.30    $      (1.32)
                                                                ============    ============    ============    ============


WEIGHTED AVERAGE NUMBER OF COMMON SHARES                          19,194,121      11,954,928      14,580,042      11,900,800
WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND DILUTIVE SHARES      19,218,855      14,859,401      14,634,466      14,805,121









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

                             STANDARD MOTOR PRODUCTS
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                                                       September 30,     December 31,
                                                                          2003               2002
                                                                       -------------     ------------
        Cash                                                            $ 16,967            $ 9,690
        Marketable securities                                                  -              7,200

        Accounts receivable, gross                                       243,152            122,526
        Allowance for doubtful accounts                                    8,661              4,882
                                                                       ---------          ---------
        Accounts receivable, net                                         234,491            117,644

        Inventories                                                      252,065            174,785
        Other current assets                                              20,853             19,041

                                                                       ---------          ---------
        Total current assets                                             524,376            328,360
                                                                       ---------          ---------

        Property, plant and equipment, net                               114,704            103,822
        Goodwill                                                          79,867             16,683
        Other assets                                                      40,993             41,893
                                                                       ---------          ---------

        Total assets                                                   $ 759,940          $ 490,758
                                                                       =========          =========



                                   LIABILITIES AND STOCKHOLDERS' EQUITY


        Notes payable                                                    $ 3,304            $ 3,369
        Current portion of long term debt                                  3,854              4,108
        Accounts payable trade                                            65,598             35,744
        Accrued customer returns                                          41,187             16,341
        Other current liabilities                                        100,278             51,866
                                                                       ---------          ---------
        Total current liabilities                                        214,221            111,428
                                                                       ---------          ---------

        Long-term debt                                                   234,900            169,440
        Accrued asbestos liabilities                                      24,939             25,595
        Postretirement & other liabilities                                54,510             30,414

                                                                       ---------          ---------
        Total liabilities                                                528,570            336,877
                                                                       ---------          ---------

        Total stockholders' equity                                       231,370            153,881
                                                                       ---------          ---------

        Total liabilities and stockholders' equity                     $ 759,940          $ 490,758
                                                                       =========          =========

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